SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                            FORM 8-K/A

                          AMENDED REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported):
         January 19, 1996 (November 7, 1995)



                       Thomas Nelson, Inc.
----------------------------------------------------------------
     (Exact Name of Registrant as Specified in Charter)

     Tennessee                0-4095               62-0679364
----------------------------------------------------------------
(State or other       (Commission File       (I.R.S. Employer
Jurisdiction of           Number)          Identification No.)
Incorporation)


                  Nelson Place at Elm Hill Pike
                       Nashville, Tennessee                 37214
----------------------------------------------------------------
                   (Address of Principal            (Zip Code)
                    Executive Offices)


 Registrant's telephone number, including area code: 615/889-9000

  1. This Form 8-K/A includes the financial information required to be filed pursuant to Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated November 21, 1995 set forth under subheadings "(a) Financial Statements" and "(b) Pro Forma Financial Information".

      (a)   Financial Statements:

               Report of independent auditors

               Consolidated balance sheets of The C.R. Gibson
               Company as of December 31, 1994 and 1993.

               Consolidated statements of operations, cash flows and shareholders' equity of The C.R. Gibson
               Company for the years ended December 31, 1994 and 1993.

               Notes to consolidated financial statements.

               Unaudited condensed consolidated balance sheet of The C.R. Gibson Company as of September 30, 1995.

               Unaudited condensed consolidated statements of income and cash flows of The C.R. Gibson Company for the nine month period ended September 30, 1995.

               Notes to unaudited condensed consolidated financial statements.

      (b)  Pro Forma Financial Information:

               Pro Forma consolidated balance sheet of Thomas
               Nelson, Inc. as of September 30, 1995 giving effect to the acquisition of The C.R. Gibson
               Company as of September 30, 1995.

               Pro Forma consolidated statements of income of Thomas Nelson, Inc. for the twelve months ended March 31, 1995 and for the six month periods ended September 30, 1994 and 1995 giving effect to the acquisition of The C.R. Gibson Company as if such transaction had occurred as of April 1, 1994.



                        SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                            THOMAS NELSON, INC.



                             By: /s/ Joe L. Powers
                                 ----------------------
                                 Name:  Joe L. Powers
                                 Title:   Executive Vice
                                     President & Secretary

  Date:  January 19, 1996
                  Report of Independent Auditors


The Board of Directors and Shareholders
The C.R. Gibson Company

We have audited the accompanying consolidated balance sheets of The C.R. Gibson Company as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The C.R. Gibson Company at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                    /s/ ERNST & YOUNG LLP

Stamford, CT
March 14, 1995

                               THE C.R. GIBSON COMPANY
                             CONSOLIDATED BALANCE SHEETS
                                (Dollars in thousands)

                                                             December 31
                                                          1994           1993
                                                       ----------     ---------
ASSETS
  CURRENT ASSETS
    Cash and cash equivalents                         $    1,000     $     794
    Accounts receivable, less allowances of
       $288 and $275, respectively                        11,026        10,235
    Inventories                                           18,988        16,692
    Prepaid expenses and other current assets              1,729         1,773
    Recoverable income taxes                               1,540             -
                                                      ----------     ---------
  Total Current Assets                                    34,283        29,494

  PROPERTY, PLANT AND EQUIPMENT
    Land                                                     775           775
    Buildings and improvements                            10,077         9,643
    Machinery and equipment                               16,397        13,564
    Designs                                               10,041         8,336
                                                      ----------     ---------
                                                          37,290        32,318
    Less accumulated depreciation and amortization        18,959        16,217
                                                      ----------     ---------
                                                          18,331        16,101

  DEFERRED PROMOTION COSTS                                 3,113         1,714
  INTANGIBLES AND OTHER ASSETS                             3,356         5,842
                                                      ----------     ---------
TOTAL ASSETS                                          $   59,083     $  53,151
                                                      ==========     =========


LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
    Accounts payable                                  $    5,307     $   3,440
    Accrued wages and benefits                               891           738
    Income taxes currently payable                            24           120
    Short-term borrowings                                  4,630         2,765
    Other current liabilities                              2,846         2,783
                                                      ----------     ---------
  Total Current Liabilities                               13,698         9,846

  LONG-TERM DEBT                                          12,938         8,417
  CAPITAL LEASE OBLIGATIONS                                  364           325
  OTHER LONG-TERM LIABILITIES                                380           380
  DEFERRED INCOME TAXES                                      980         1,228

  SHAREHOLDERS' EQUITY
    Preferred stock, $10 par value, authorized
      200,000 shares; none issued                             -             -
    Common stock, $.10 par value, authorized
      15,000,000 shares; issued 7,755,216
      and 7,751,924 shares, respectively                     776           775
    Capital contributed in excess of par value            10,900        10,882
    Retained earnings                                     22,232        23,804
    Cumulative translation adjustment                 (      596)    (     421)
    ESOP unearned compensation                        (      243)    (     528)
    Treasury Stock, at cost; 313,023 and 216,155
      shares of Common Stock                          (    2,346)    (   1,557)
                                                      ----------     ---------
  Total Shareholders' Equity                              30,723        32,955
                                                      ----------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS'
       EQUITY                                         $   59,083     $  53,151
                                                      ==========     =========

See Accompanying Notes
/TABLE

                               THE C.R. GIBSON COMPANY
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                     (Dollars in thousands, except per share data)
                                                 Year Ended December 31,
                                                   1994            1993
                                                ------------    -----------
NET REVENUES                                    $     78,208    $    70,277

COST AND EXPENSES
  Cost of goods sold                                  46,949         40,813
  Selling, general and
    administrative                                    30,202         22,843
                                                ------------    -----------
       Total                                          77,151         63,656


OPERATING INCOME                                       1,057          6,621

Interest expense                                       1,253            829
                                                ------------    -----------
Income (loss) before income taxes               (        196)         5,792
Provision for income taxes                               186          2,168
                                                ------------    -----------
NET INCOME (LOSS)                               ($       382)   $     3,624
                                                ============    ===========

Weighted average number
  of shares outstanding                            7,455,092      7,537,864
                                                ============    ===========

NET INCOME (LOSS) PER SHARE                     ($       .05)   $       .48
                                                ============    ===========

See Accompanying Notes
/TABLE

                               THE C.R. GIBSON COMPANY
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (Dollars in thousands)

                                                  Year Ended December 31,
                                                    1994           1993
                                                ------------    -----------
Cash Flows From Operating Activities:
  Net Income (loss)                             ($       382)   $     3,624
  Adjustments to reconcile net income (loss)
    to net cash provided by operations:
      Depreciation                                     2,754          2,806
      Amortization                                     1,094            844
      Write-off of Rytex intangibles                   1,868              -
      Deferred income taxes                     (        517)           230
      Changes in assets and liabilities,
        net of acquisition
          Accounts receivable, net              (        791)   (       440)
          Inventories                           (      2,296)   (     2,592)
          Prepaid expenses and other
            current assets                                44    (       312)
          Recoverable income taxes              (      1,540)             -
          Accounts payable and accrued
            expenses                                   2,020            994
          Deferred promotion costs,
            net of charges of $6,192 and
            $3,077, respectively                (      1,399)   (       966)
          Other                                          332             87
                                                ------------    -----------

Net Cash Provided By Operating Activities              1,187          4,275
                                                ------------    -----------

Cash Flows From Investing Activities:
  Capital expenditures                          (      4,756)   (     3,420)
  Proceeds from the surrender of life
    insurance policies                                   485              -
  Purchase of The Rytex Company                            -    (     1,502)
  Other Investing Activities                    (        961)   (     1,237)
                                                ------------    -----------

Net Cash Used in Investing Activities           (      5,232)   (     6,159)
                                                ------------    -----------

Cash Flows From Financing Activities:
  Repurchase of treasury stock                  (        814)   (       636)
  Principal payments under line of credit,
    long-term debt and capital lease
    obligations                                 (        597)   (     1,772)
  Dividends paid                                (      1,190)   (     1,061)
  Net proceeds from debt issuance                      4,987              -
  Proceeds from lines of credit                        1,865          2,765
                                                ------------    -----------

Net Cash Provided by (Used in) Financing
  Activities                                           4,251    (       704)
                                                ------------    -----------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                       206    (     2,588)
Cash and Cash Equivalents at Beginning of Year           794          3,382
                                                ------------    -----------
Cash and Cash Equivalents at End of Year        $      1,000    $       794
                                                ============    ===========

Supplemental Cash Flow Information:
  Capital lease obligations incurred to
    lease new equipment                         $        229    $        -
                                                ============    ===========
  Income Taxes Paid                             $      2,399    $     1,661
                                                ============    ===========
  Interest Paid                                 $        966    $       854
                                                ============    ===========
See Accompanying Notes/TABLE


                             THE C.R. GIBSON COMPANY
                  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   (Dollars in thousands, except per share data)
                             Common              Capital
                             Shares    Common   in Excess    Retained  Treasury
                           Outstanding Stock   of Par Value  Earnings    Stock
                           ----------- ------  ------------  --------- --------
Balance at December 31,
  1992                       7,582,973 $  769  $     10,592  $  21,275 $    761
Issuance of treasury
  shares for outside
  directors' compensation        3,430                                 (     30)
Common Stock issued and
  receipt of treasury shares
  related to the exercise
  of stock options              40,211      6           290                 201
Issuance of treasury shares
  for sales incentive award
  program                        1,535                                 (     11)
Repurchase of treasury shares  (92,380)                                     636
Net income                                                       3,624
Cash dividends declared
  ($.145 per share)                                          (   1,095)
                           ----------- ------  ------------  --------- --------

Balance at December 31,
  1993                       7,535,769    775        10,882     23,804    1,557
Issuance of treasury shares
  for outside directors'
  compensation                   4,219                                 (     30)
Common Stock issued and
  receipt of treasury shares
  related to the exercise
  of stock options                 993      1            18                  18
Issuance of treasury shares
  for sales incentive award
  program                        1,635                                 (     13)
Repurchase of treasury shares (100,423)                                     814
Net loss                                                     (     382)
Cash dividends declared
  ($.16 per share)                                           (   1,190)
                           ----------- ------  ------------  --------- --------
Balance at December 31,
  1994                       7,442,193 $  776  $     10,900  $  22,232 $  2,346
                           =========== ======  ============  ========= ========

Foreign currency translation adjustments were ($175) for 1994 and ($147) for 1993.




See Accompanying Notes
/TABLE

                     THE C.R. GIBSON COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Accounting Policies
----------------------------

The C.R. Gibson Company (the "Company") operates exclusively in one industry segment (line of business), the manufacturing and publishing of products primarily designed for the retail gift and stationery markets throughout the United States and Canada. The Company's classes of products include memory books, photo albums, gift books, church supplies, stationery, greeting cards, paper tableware, photo frames, playing cards and gift wrap. In addition, The Rytex Company ("Rytex"), a wholly-owned subsidiary of the Company, manufactures personalized stationery products which are marketed through direct mail catalogs.


Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Certain amounts reflect reclassifications to conform to the current year's presentation.


Fair Value of Financial Instruments and Concentration of Credit
Risks

The carrying amount of the Company's cash and cash equivalents and short and long-term debt reported in the balance sheet approximates fair value.

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. This risk is limited due to the larger number of entities comprising the Company's customer base. These customers include both large retail department stores and smaller gift store operations which are primarily located throughout the United States and Canada.


Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity date at time of purchase of three months or less to be cash equivalents.


Inventories

Inventories are stated at the lower of cost, generally determined by the first-in, first-out (FIFO) method, or market.


Property, Plant and Equipment

Property, plant and equipment are stated on the basis of cost.
depreciation is computed by the straight-line method based on estimated useful lives ranging from three to forty years.


Deferred Promotion Costs

The Company defers certain costs related to direct-response advertising of its products. Such costs are amortized over periods that correspond to the estimated revenue stream of the individual advertising activity.


Intangibles and Other Assets

Intangibles include the excess of cost over the fair value of net assets of acquired businesses (goodwill) and the cost of customer lists. Goodwill is generally amortized over periods of twenty to forty years on a straight-line basis. Customer lists are generally amortized over periods of five to seven years on a straight-line basis.


Income Taxes

Effective January 1, 1993, the Company adopted FASB Statement No. 109, "Accounting for Income Taxes," which requires a change in method of accounting for income taxes from the deferred method to the liability method. The effect of the change on pretax income for 1993 was not material. The cumulative effect of the change at January 1, 1993 was not material.


Taxes on Foreign Earnings

Federal income taxes have not been provided on the undistributed earnings of the Company's Canadian subsidiary ($46,000 at December 31, 1994) because it is the Company's intention to reinvest all of the undistributed earnings of this subsidiary.


Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during each year.



Note 2 - Purchase of Rytex
--------------------------

On May 7, 1993, The C.R. Gibson Company acquired substantially all of the assets, properties and business of Rytex, exclusive of goodwill, for a purchase price of approximately $1.5 million plus the assumption of certain liabilities and obligations of Rytex aggregating approximately $2.9 million. The acquisition was accounted for as a purchase and the results of operations have been included in the financial statements from the acquisition date. The excess of cost over the fair value of assets acquired (goodwill) was approximately $1.5 million. The pro forma unaudited results of operations for the year ended December 31, 1993, assuming consummation of the purchase at the beginning of the year, is as follows (dollars in thousands except per share data):

                                          Year Ended
                                      December 31, 1993
                                      -----------------

     Net revenues                     $          73,562
     Net income                                   3,577
     Net income per common share                    .47

The pro forma information above is not necessarily indicative of results that would have occurred had the transaction taken place at the beginning of the year.



Note 3 - Inventories
--------------------

The components of inventories are as follows (in thousands):

                                            December 31
                                       1994             1993
                                    -----------     -----------
     Raw materials                  $     5,914     $     5,717
     Work-in-process                      3,657           3,123
     Finished goods                       9,417           7,852
                                    -----------     -----------
                                    $    18,988     $    16,692
                                    ===========     ===========


Note 4 - Intangibles
--------------------

Goodwill at December 31, 1994 and 1993 amounted to $736,000 and $2,212,000, respectively, net of accumulated amortization of $117,000 and $123,000, respectively. Customer lists acquired in connection with the acquisition of Rytex at December 31, 1993, amounted to $883,000, net of accumulated amortization of $106,000. During 1994, Rytex initiated unsuccessful marketing programs that adversely affected its business and impaired the value of these intangibles. Accordingly, the Company wrote-off $1,868,000 of Rytex intangibles considered to be impaired.



Note 5 - Other Current Liabilities
----------------------------------

Other current liabilities consist of the following (in thousands):

                                           December 31
                                       1994             1993
                                    -----------     -----------
     Accrued royalties              $       538     $       557
     Dividends payable                      298             301
     Current portion of long-term
       debt                                 422             461
     Current portion of deferred
       income taxes                           -             151
     Accrued property taxes                  52              50
     Other accrued liabilities            1,536           1,263
                                    -----------     -----------
                                    $     2,846     $     2,783
                                    ===========     ===========


Note 6 - Short-Term Borrowings
------------------------------

Under line of credit arrangements for short-term borrowings with several banks, the Company may borrow up to $19,100,000 at interest rates generally below the prime rate. These agreements do not require the Company to maintain compensating balances or to pay a commitment fee on any unused facility. At December 31, 1994, there was $4,630,000 outstanding under these lines of credit. The Company had average outstanding borrowings of $6,002,000 during 1994 and $3,880,000 during 1993 at a weighted average interest rate of 5.0% for 1994 and 3.6% for 1993. The maximum amount outstanding was $9,205,000 during 1994 and $8,560,000 during 1993.



Note 7 - Long-Term Debt
-----------------------

In September of 1989, the Company entered into a $10,000,000 long-term loan agreement with the Metropolitan Life Insurance Company. The loan (senior notes), which has a term of ten years, provides for a fixed rate of interest of 9 1/2 on the outstanding balance. During the first quarter of 1992, the Company entered into an agreement with Metropolitan to prepay without penalty $3 million of the outstanding long-term indebtedness. In June 1994, the Company also entered into a $5,000,000 long-term loan agreement with the Metropolitan Life Insurance Company. This loan (senior notes) has a term of ten years and a fixed rate of interest of 8.31%. Both loans contain various provisions as to the incurrence of additional debt and the maintenance of certain minimum net worth requirements. As of December 31, 1994, net worth, as defined, was approximately $14,268,000 greater than the required minimum. Additionally, the agreements restrict the amount of future dividends which the Company may declare to $1,500,000 plus 50% of net income as defined ($1,754,000 at December 31, 1994). Borrowings under the aforementioned loans, as well as other long-term debt of the Company, consist of the following (in thousands):

                                                         December 31
                                                    1994             1993
                                                 ----------       ----------
     5% interest rate loans secured by cash
       surrender value of insurance, no
       specific repayment date                   $      517       $      576
     Mortgage loan secured by land and
       building, payable in installments,
       including interest at 70% of prime,
       through December 1998                            552              690
     ESOP loan secured by Company shares
       held by the ESOP, payable in equal
       quarterly installments through
       December 1995, with interest of 8.375%           243              528
     8.31% senior notes due June 23, 2004,
       interest payable semi-annually in June
       and December with principal payments
       beginning in 1998                              5,000                -
     9 1/2% senior notes due September 23, 1999,
       interest payable semi-annually in March
       and September with principal payments
       beginning in 1996                              7,000            7,000
     Other long-term debt                                48               84
                                                 ----------       ----------
                                                     13,360            8,878
     Less current maturities                     (      422)      (      461)
                                                 ----------       ----------
                                                 $   12,938       $    8,417
                                                 ==========       ==========

Maturities of long-term debt obligations, excluding the life insurance loans which have no scheduled maturity date are as follows (in thousands):

                         1996                   $  1,145
                         1997                      2,138
                         1998                      2,852
                         1999                      2,714
                         Thereafter                3,572
                                                --------
                            Total               $ 12,421
                                                ========

Interest incurred on the ESOP loan was $30,000 and $54,000 in 1994 and 1993, respectively.



Note 8 - Shareholders' Equity
-----------------------------

In 1992, the Company announced that it intended to repurchase up to $2,000,000 of its Common Stock. The total number of shares repurchased by the Company since the announcement is 230,453 shares at a cost of $1,723,000.

During 1988, the Company entered into a mirror loan transaction with The Connecticut Bank and Trust Company and the C.R. Gibson Employee Stock Ownership Plan (ESOP) whereby proceeds of the loan of $1,957,000 were used by the ESOP to purchase 417,489 common shares from certain shareholders. In addition, the Company also makes contributions for the purchase of additional shares of Common Stock to be allocated in accordance with the ESOP (see
Note 10). All shares held by the ESOP are considered outstanding for purposes of computing net income per common share. Dividends paid on ESOP shares are charged to retained earnings. The Company has guaranteed the ESOP loan and has reported the unpaid balance as a liability of the Company with unearned compensation reported as a reduction in shareholders' equity.



Note 9 - Stock Plans
--------------------

As of December 31, 1994 and 1993, under the Company's Stock Option Plan, 363,198 and 366,490 shares of Common Stock, respectively, were reserved for purchase by eligible employees. All options have been granted under the Plan at 100% of the market value on the date of such grant. At December 31, 1994, there were options outstanding under the Plan for the purchase of 334,074 shares of Common Stock (188,088 vested), at prices ranging from $5.70 to $8.75, such options expiring on various dates from September 1996 to December 2004. At December 31, 1993, there were options outstanding under the Plan for the purchase of 355,645 shares of Common Stock (145,597 vested), at prices ranging from $5.70 to $8.75, such options expiring on various dates from September 1996 to December 2003. Options for 25,000 and 92,000 shares of Common Stock were granted during 1994 and 1993, respectively. In 1994, options to purchase 3,292 shares of Common Stock at $5.70 per share were exercised.
Options to purchase 62,322 shares of Common Stock were exercised in 1993 at prices ranging from $4.69 to $5.70 per share. During 1994 and 1993, options to purchase 43,279 and 20,890 shares of Common Stock, respectively, were cancelled. In addition, during 1993, 10,000 options at $6.625 (all of which are outstanding at December 31, 1994) were granted to employees who are not included in the Plan.

Note 10 - Employee Benefit Plans
--------------------------------

Employee benefit plan expense was $1,216,000 in 1994 and $1,195,000 in 1993. These amounts include contributions made by the Company to a 401(k) defined contribution plan. Under the terms of this plan, eligible employees may contribute up to 10% of their gross compensation to the plan up to certain defined limits. The Company, at its discretion, contributes an amount equal to 25% of the employee contribution to the plan on behalf of participating employees. Total benefit plan expense also includes contributions to the Employee Stock Ownership Plan. Under the terms of the Plan, contributions are made to the Plan in an amount equal to 6% of the wages of eligible employees with at least twelve months of service. Contributions are used to repay the ESOP loan and to acquire additional shares of the Company's Common Stock. The shares acquired by the ESOP are released and allocated to the participants as the ESOP loan is paid by the Company's contributions. As of December 31, 1994, the ESOP has allocated shares of 844,030 and unallocated shares of 41,760.

Contributions to the Plan charged to pension expense amounted to $894,000 and $881,000 in 1994 and 1993, respectively. Dividends received by the Plan related to unallocated shares, approximated $11,000 in 1994 and $17,000 in 1993, and have been used to pay expenses of the Plan. Dividends received by the Plan on allocated shares approximated $130,000 in 1994 and $111,000 in 1993, and have been allocated to participants in accordance with the Plan. At December 31, 1994, there were no unfunded vested benefits or past service costs under any of the Company's plans.



Note 11 - Income Taxes
----------------------

Effective January 1, 1993, the Company adopted FASB Statement No. 109, "Accounting for Income Taxes." Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of Statement 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

As permitted by Statement 109, the Company has elected not to restate the financial statements of any prior years. The effect of the change on net income for 1993 was not material. The cumulative effect of the change at January 1, 1993 was not material.

Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):

                                                    December 31
                                              1994               1993
                                           -----------        -----------
     Deferred tax liabilities:
       Tax over book depreciation          $       946        $       795
       Deferred costs                              979                615
       Conversion from LIFO to FIFO                 97                192
       Other                                        20                 26
                                           -----------        -----------
     Total deferred tax liabilities              2,042              1,628
                                           -----------        -----------

     Deferred tax assets:
       Accrued vacations                           183                116
       Bad debt                                    117                 98
       Allowance for obsolete inventory             93                  -
       Contribution deduction carryforward         117                  -
       Intangibles impairment                      635                  -
       Other                                        35                 35
                                           -----------        -----------
     Total deferred tax assets                   1,180                249
                                           -----------        -----------
     Net deferred tax liabilities          $       862        $     1,379
                                           ===========        ===========


The provision (benefit) for income taxes consists of the following (in thousands):

                                               1994              1993
                                           -----------        -----------
     Current:
       Federal                             $       370        $     1,632
       State                                       309                305
       Foreign                                      24                  1
                                           -----------        -----------
     Total current                                 703              1,938

     Deferred:
       Federal                             (       552)               194
       State                                        35                 36
                                           -----------        -----------
     Total deferred                        (       517)               230
                                           -----------        -----------

     Provision for income taxes            $       186        $     2,168
                                           ===========        ===========

The foreign current provision is based upon pretax foreign income
(loss) of $40,000 and ($31,000) for 1994 and 1993, respectively.

A reconciliation of the federal statutory income tax rate to the Company's effective income tax rate is as follows:

                                              1994           1993
                                           -----------    -----------
     Federal statutory income tax rate     (     34.0%)          34.0%
     State income taxes, net of federal
       income tax benefit                       115.8             3.9
     Charitable contributions              (     18.7)    (        .9)
     Other                                       31.8              .4
                                           -----------    -----------
     Effective income tax rate                   94.9%           37.4%
                                           ===========    ===========

State income taxes in 1994 reflect no state tax benefit for losses incurred at Rytex.



Note 12 - Operating Leases
--------------------------

The Company leases three manufacturing plants and all of its showrooms under renewable operating leases expiring through 2001. Future minimum annual lease payments under these and other operating leases, which have initial or remaining noncancelable lease terms in excess of one year at December 31, 1994 are $783,000, $713,000, $683,000, $488,000 and $285,000 in 1995,
1996, 1997, 1998 and 1999, respectively, and $416,000 thereafter.
Rental expense was $1,454,000 in 1994 and $1,421,000 in 1993.






Note 13 - Capital Leases
------------------------

The Company leases a warehouse facility from the Connecticut Development Authority. The warehouse lease, which expires in October 1999, contains an option to purchase the warehouse for one dollar upon maturity of the lease. Lease payments are equal to the principal and interest payments required to be made by the Connecticut Development Authority under the terms of the industrial development bonds issued to finance the purchase of the warehouse facility. In addition, the Company has guaranteed payment to the bondholder of all principal and interest due.

The Company also has capital lease agreements for various office furniture and equipment with terms which expire through January
1998.

Property, plant and equipment includes the following assets held under capital leases (in thousands):

                                          December 31
                                     1994             1993
                                   -----------     -----------
     Land                          $        23     $        23
     Buildings                             627             627
     Machinery and equipment               442             193
                                   -----------     -----------
                                         1,092             843
     Less:  accumulated
       depreciation                (       365)    (       290)
                                   -----------     -----------
                                   $       727     $       553
                                   ===========     ===========


Future minimum annual lease payments as of December 31, 1994 are as follows (in thousands):


     Future minimum annual lease payments
       (1995 through 1999)                        $       597
     Less amount representing interest            (        93)
                                                  -----------
     Present value of minimum lease payments              504
     Less current maturities                      (       140)
                                                  -----------
                                                  $       364
                                                  ===========

Future minimum annual lease payments under these capital leases are $178,000, $140,000, $113,000, $108,000 and $58,000 in 1995,
1996, 1997, 1998 and 1999, respectively.



Note 14 - Quarterly Data (unaudited)
------------------------------------

A summary of the Company's quarterly results follows (in thousands except per share data):

                                  Year ended December 31, 1994
                      1st Quarter   2nd Quarter    3rd Quarter   4th Quarter
                      -----------   -----------    -----------   -----------
                      (Restated)    (Restated)     (Restated)
  Net revenues        $    19,573   $    18,042    $    22,736   $    17,857
  Gross profit        $     7,960   $     7,288    $     9,181   $     6,830
  Net income (loss)   $       106   $       362    $       898  ($     1,748)
  Net income (loss)
    per common share  $       .01   $       .05    $       .12  ($       .23)

                                  Year ended December 31, 1994
                      1st Quarter   2nd Quarter    3rd Quarter   4th Quarter
                      -----------   -----------    -----------   -----------
  Net revenues        $    15,731   $    15,921    $    21,435   $    17,190
  Gross profit        $     6,195   $     6,691    $     9,163   $     7,415
  Net income          $       806   $       751    $     1,501   $       566
  Net income per
    common share      $       .11   $       .10    $       .20   $       .07

The quarterly results of operations for 1994 presented above have been restated principally to properly account for the amortization of deferred promotion costs, inventories, accounts receivable and sales returns at Rytex. The restatements had the effect of decreasing previously reported first, second and third quarter amounts as follows: sales by $261,000, $185,000 and $322,000, respectively; gross profit by $438,000, $478,000 and $563,000, respectively; net income by $818,000, $557,000 and
$622,000, respectively; and net income per common share by $.11, $.07 and $.08, respectively.

The 1994 fourth quarter net loss includes $1,233,000 ($.17 per common share) relating to the write-off of Rytex intangibles.



Note 15 - Subsequent Events
---------------------------

In January, 1995, the ESOP (see Notes 8 and 10) purchased 150,000 shares of the Company's Common Stock at a cost of $1,050,000.

On March 14, 1995, the Board of Directors of the Company decided to seek a buyer for the Rytex subsidiary. The 1994 net sales and net loss of Rytex were $11,046,000 and $3,586,000, respectively.










             THE C.R. GIBSON COMPANY AND SUBSIDIARIES


      UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF SEPTEMBER 30, 1995

                     THE C.R. GIBSON COMPANY
          UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                     (Dollars in thousands)

                                                      September 30,
                                                          1995
                                                      -------------

ASSETS
  CURRENT ASSETS
    Cash and cash equivalents                         $          47
    Accounts receivable, less allowance of $346              17,633
    Inventories                                              17,418
    Prepaid expenses and other current assets                 2,162
                                                      -------------
  Total Current Assets                                       37,260

  PROPERTY, PLANT AND EQUIPMENT
    Land                                                        775
    Buildings and improvements                                9,846
    Machinery and equipment                                  14,564
    Designs                                                  11,266
                                                      -------------
                                                             36,451
    Less accumulated depreciation and amortization           19,984
                                                      -------------
                                                             16,467

  INTANGIBLES AND OTHER ASSETS                                3,350
                                                      -------------

TOTAL ASSETS                                          $      57,077
                                                      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
    Accounts payable                                  $       2,438
    Accrued wages and benefits                                  868
    Income Taxes currently payable                               24
    Short-term borrowings                                     6,885
    Other current liabilities                                 2,280
                                                      -------------
  Total Current Liabilities                                  12,495

  LONG-TERM DEBT                                             12,828
  CAPITAL LEASE OBLIGATIONS                                     146
  OTHER LONG-TERM LIABILITIES                                   383
  DEFERRED INCOME TAX                                           980

  SHAREHOLDERS' EQUITY
    Preferred stock, $10 par value, authorized
      200,000 shares; none issued                                 -
    Common stock, $.10 par value, authorized
      15,000,000 shares; issued 7,774,113                       777
    Additional paid-in capital                               11,031
    Retained earnings                                        22,543
    Foreign currency translation adjustments          (         547)
    ESOP unearned compensation                        (       1,078)
    Treasury Stock, at cost; 330,074 shares of
       Common Stock                                   (       2,481)
                                                      -------------
  Total Shareholders' Equity                                 30,245
                                                      -------------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                              $      57,077
                                                      =============

See Accompanying Notes






                      THE C.R. GIBSON COMPANY
        UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
           (Dollars in thousands, except per share data)

                                                  Nine Months Ended
                                                    September 30,
                                                        1995
                                                    -------------

NET REVENUES                                        $      57,558

COST AND EXPENSES
  Cost of goods sold                                       34,359
  Selling, general and
    administrative                                         18,842
                                                    -------------
       Total                                               53,201
                                                    -------------

OPERATING INCOME                                            4,357

Other income (expense)                              (       1,118)
Interest expense                                            1,152
                                                    -------------

Income before income taxes                                  2,087
Provision for income taxes                                    883
                                                    -------------

NET INCOME                                          $       1,204
                                                    =============
Weighted average number
  of shares outstanding                                 7,289,667
                                                    =============

NET INCOME PER SHARE                                $         .17
                                                    =============
See Accompanying Notes

                     THE C.R. GIBSON COMPANY
     UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                      (Dollars in thousands)

                                                     Nine Months Ended
                                                       September 30,
                                                           1995
                                                       -------------

Cash Flows From Operating Activities:
  Net Income                                           $       1,204
  Adjustments to reconcile net income to net cash
    used in operations:
      Depreciation                                             2,370
      Amortization                                               861
      Increase in cash surrender value of life
        insurance                                      (           3)
      Changes in assets and liabilities, net of
        disposition:
          Accounts receivable, net                     (       6,607)
          Inventories                                            601
          Prepaid and other current assets                     2,157
          Accounts payable and accrued expenses        (       3,178)
          Deferred promotion costs, net of charges
            of $769                                    (          15)
          Other                                                   48
                                                       -------------

Net Cash Used In Operating Activities                  (       2,562)
                                                       -------------

Cash Flows From Investing Activities:
  Capital expenditures                                 (       1,881)
  Retirement of fixed assets                                      74
  Other investing activities                                   1,104
  Loan to ESOP                                         (       1,050)
                                                       -------------

Net Cash Used in Investing Activities                  (       1,753)
                                                       -------------

Cash Flows From Financing Activities:
  Repurchase of treasury stock                         (         135)
  Principal payments under line of credit,
    long-term debt and capital lease obligations       (         345)
  Dividends paid                                       (         893)
  Proceeds from sale of The Rytex Company                      2,055
  Proceeds from lines of credit                                2,255
  Proceeds from repayment of ESOP Loan                           214
  Other                                                          211
                                                       -------------

Net Cash Provided by (Used in) Financing Activities            3,362
                                                       -------------

Net (Decrease) in Cash and Cash Equivalents            (         953)
Cash and Cash Equivalents at Beginning of Period               1,000
                                                       -------------
Cash and Cash Equivalents at End of Period             $          47
                                                       =============

Supplemental Cash Flow Information:
  Income taxes paid                                    $         806
  Interest paid                                        $       1,289

See Accompanying Notes

                     THE C.R. GIBSON COMPANY
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1995


Note A - Basis of Presentation
------------------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the financial statements and footnotes thereto incorporated into the Company's Annual Report on Form 10-K for the year ended December 31, 1994.


Note B - Inventories
--------------------

The components of inventory are as follows (in thousands):

                                       September 30,        December 31,
                                           1995                1994
                                       -------------        ------------
      Raw materials                    $       4,441        $      5,914
      Work-in-process                          2,902               3,657
      Finished goods                          10,075               9,417
                                       -------------        ------------
                                       $      17,418        $     18,988
                                       =============        ============


Note C - Net Income (Loss) Per Common Share
-------------------------------------------

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during each period. There were 150,000 shares purchased by the Employee Stock Ownership Plan in January, 1995, currently held in suspense, which are not considered outstanding and therefore not included in the computation of net income (loss) per common share in 1995.



Note D - Sale of The Rytex Company
----------------------------------

On May 15, 1995, The C.R. Gibson Company sold substantially all of the assets and business of its subsidiary, The Rytex Company ("Rytex"). The sale to a wholly-owned subsidiary of The American Stationery Company, Inc. was for a purchase price of approximately $3,100,000 in cash and notes, and resulted in a net loss of $739,000.



Note E - Subsequent Event
-------------------------

On September 13, 1995, the Company and Thomas Nelson, Inc. announced a definitive agreement had been signed whereby Thomas Nelson, Inc. would acquire all of the outstanding shares of the Company in a cash transaction valued at approximately $67,000,000. Thomas Nelson has made a cash tender offer of $9.00 per share, pursuant to the agreement that has been unanimously approved by the Company's Board of Directors. The tender offer, originally scheduled to expire on October 17, 1995, was extended to October 30, 1995. The offer was extended to allow the dissemination of additional information concerning the tender offer to the Company's shareholders. As of the date of this filing, the Company is now a subsidiary of Thomas Nelson, Inc.

Thomas Nelson, Inc. is a leading publisher, producer and distributor of books and recorded music emphasizing Christian, inspirational and family value themes. Thomas Nelson, Inc. also designs and markets a broad line of gift and stationery products.

           SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION


On November 7, 1995, Thomas Nelson, Inc. ("Nelson") consummated the acquisition of all of the issued and outstanding capital stock of The C.R. Gibson Company. An unaudited pro forma consolidated balance sheet prepared as if the business combination occurred September 30, 1995 (most recent interim date for which a balance sheet is required) has been included, along with the unaudited pro forma consolidated statements of income for the six months ended September 30, 1994 and 1995 and for the twelve months ended March 31, 1995 prepared as if the acquisition had occurred on April 1, 1994.
For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the results of any modification to operations that might have been made had the acquisition been consummated on the assumed effective dates, other than the exclusion of The Rytex Company ("Rytex") operations. The C.R. Gibson Company sold substantially all the assets and business of its subsidiary, Rytex, in May, 1995.

The pro forma expenses include the recurring and nonrecurring costs that are directly attributable to the acquisition such as interest expense and the related tax effects and amortization of goodwill. The pro forma financial information does not purport to be indicative of the results that would actually have been obtained had the acquisition been completed for the periods presented or that may be obtained in the future.











           SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION


               THOMAS NELSON, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      AS OF SEPTEMBER 30, 1995
   UNAUDITED PRO FORMA STATEMENTS OF INCOME FOR THE SIX MONTHS
                 ENDED SEPTEMBER 30, 1994 AND 1995
UNAUDITED PRO FORMA STATEMENTS OF INCOME FOR THE TWELVE MONTHS
                      ENDED MARCH 31, 1995


                THOMAS NELSON, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                         September 30, 1995
                       (Dollars in thousands)
                                                         Pro Forma
                             Historical   C.R. Gibson   Adjustments   Pro Forma
                             ----------   -----------   -----------  -----------
ASSETS
  CURRENT ASSETS
    Cash and cash
      equivalents            $      771   $        47                 $      818
    Accounts Receivable,
      less allowances of
      $10,289 (Historical)
      and $346 C.R. Gibson)     103,142        17,633                    120,775
    Inventories                  80,573        17,418                     97,991
    Prepaid expenses             25,610         2,162                     27,772
    Deferred tax asset            7,714             -                      7,714
                             ----------   -----------   -----------  -----------
  Total Current Assets          217,810        37,260                    255,070


  PROPERTY, PLANT AND
    EQUIPMENT                    16,638        16,467                     33,105
  OTHER ASSETS                   16,600         2,745                     19,345
  GOODWILL                       31,402           605    $   42,677 A     74,684
  DEFERRED CHARGES                4,840             -                      4,840
                             ----------   -----------   -----------  -----------
TOTAL ASSETS                    287,290        57,077        42,677      387,044
                             ==========   ===========   ===========  ===========




LIABILITIES AND
 SHAREHOLDERS' EQUITY
  CURRENT LIABILITIES
    Accounts Payable             34,193         2,438                     36,631
    Accrued Expenses             16,786         3,148                     19,934
    Dividends Payable               654             -                        654
    Income taxes currently
       payable                        -            24           901 B        925
    Current portion of long-
       term debt and capital
       lease obligation           1,466         6,885                      8,351
                             ----------   -----------   -----------  -----------
  Total Current Liabilities      53,099        12,495           901       66,495


  LONG-TERM DEBT                101,898        12,828        74,000 A    188,726
  CAPITAL LEASE OBLIGATION          651           146                        797
  DEFERRED TAX LIABILITY AND
    OTHER LIABILITIES             2,636         1,363                      3,999

  SHAREHOLDERS' EQUITY:
    Preferred stock, $1.00
      par value, authorized
      1,000,000 shares; none
      issued (Historical)             -             -                          -
    Common stock, $1.00 par
      value, authorized
      20,000,000 shares;
      issued 15,256,641
      (Historical) and $.10
      par value, authorized
      15,000,000 shares; issued
      7,774,113 (C.R. Gibson)    15,257           777   (       777) A    15,257
    Class B common stock, $1.00
      par value, authorized
      5,000,000 shares; issued
      1,085,825 (Historical)      1,086             -                      1,086
    Treasury stock, at cost -
      330,074 shares of common
      stock (C.R. Gibson)             -   (     2,481)        2,481 A          -
    ESOP unearned compensation
      (C.R. Gibson)                   -   (     1,078)               (    1,078)
    Additional paid-in capital   69,787        11,031   (    11,031)A     69,787
    Retained earnings            42,315        22,543   (    22,543)A     41,414
                                                        (       901)B
    Foreign currency
      translation adjustments       561   (       547)          547 A        561
                             ----------   -----------   -----------  -----------
  Total Shareholders' Equity    129,006        30,245   (    32,224)     127,027
                             ----------   -----------   -----------  -----------
TOTAL LIABILITIES AND
  SHAREHOLDERS'EQUITY        $  287,290   $    57,077   $    42,677  $   387,044
                             ==========   ===========   ===========  ===========

A - Record estimated debt increase and goodwill after investment elimination.
B - Exclude balances related to The Rytex Company which was sold in May 1995.




               THOMAS NELSON, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
            For the Six Months Ended September 30, 1995
           (Dollars in thousands, except per share data)
                                                        Pro Forma
                             Historical   C.R. Gibson  Adjustments    Pro Forma
                             ----------   -----------  -----------   -----------
NET REVENUES                 $  142,572   $    36,065  (       547)C $   178,090

COST AND EXPENSES
  Cost of goods sold             72,320        21,619  (       347)C      93,592
  Selling, general and
    administrative               60,014        11,228  (       868)C      70,374
  Amortization of goodwill
    and non-compete
    agreements                      901             9          533 A       1,443
                             ----------   -----------  -----------   -----------
       Total                    133,235        32,856  (       682)      165,409
                             ----------   -----------  -----------   -----------

OPERATING INCOME (LOSS)           9,337         3,209          135        12,681


Other income (expense)              238           132  (       132)C         238
Interest expense                  4,680           765        2,775 B       8,186
                                                       (        34)C
                             ----------   -----------  -----------   -----------

Income (loss) before
  income taxes                    4,895         2,576  (     2,738)        4,733
Provision (benefit) for
  income taxes                    1,811           973  (     1,013)        1,771
                             ----------   -----------  -----------   -----------

NET INCOME (LOSS)            $    3,084   $     1,603  ($    1,725)  $     2,962
                             ==========   ===========  ===========   ===========

Weighted average number
  of shares outstanding:         14,658                                   14,658
                             ==========                              ===========

NET INCOME (LOSS) PER
  SHARE:                     $      .21                              $       .20
                             ==========                              ===========

A - Amortize estimated goodwill of $42,677 over forty years.
B - Incremental interest expense on estimated $74,000 debt increase at 7.5% per annum.
C - Exclude results of operations related to The Rytex Company which was sold in May 1995.





              THOMAS NELSON, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
          For the Six Months Ended September 30, 1994
         (Dollars in thousands, except per share data)
                                                        Pro Forma
                             Historical   C.R. Gibson  Adjustments    Pro Forma
                             ----------   -----------  -----------   -----------
NET REVENUES                 $  119,615   $    40,778  (     4,666)C $   155,727

COST AND EXPENSES
  Cost of goods sold             60,621        24,309  (     2,912)C      82,018
  Selling, general and
    administrative               46,143        13,665  (     3,250)C      56,558
  Amortization of goodwill
    and non-compete
    agreements                      877            76          533 A       1,419
                                                       (        67)C
                             ----------   -----------  -----------   -----------
       Total                    107,641        38,050  (     5,696)      139,995
                             ----------   -----------  -----------   -----------

OPERATING INCOME (LOSS)          11,974         2,728        1,030        15,732

Other income (expense)               98             -                         98
Interest expense                  4,030           627        2,590 B       7,127
                                                       (       120)C
                             ----------   -----------  -----------   -----------

Income (loss) before
  income taxes                    8,042         2,101  (     1,440)        8,703
Provision (benefit) for
  income taxes                    2,963           841  (       533)        3,271
                             ----------   -----------  -----------   -----------

NET INCOME (LOSS)            $    5,079   $     1,260  ($      907)  $     5,432
                             ==========   ===========  ===========   ===========
Weighted average number
  of shares outstanding          13,364                                   13,364
                             ==========                               ==========

NET INCOME (LOSS) PER
  SHARE:                     $      .38                               $      .41
                             ==========                               ==========

A - Amortize estimated goodwill of $42,677 over forty years.
B - Incremental interest expense on estimated $74,000 debt increase at 7.0% per annum.
C - Exclude results of operation related to The Rytex Company which was sold in May 1995.


               THOMAS NELSON, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
            For the Twelve Months Ended March 31, 1995
           (Dollars in thousands, except per share data)

                                                        Pro Forma
                             Historical   C.R. Gibson  Adjustments    Pro Forma
                             ----------   -----------  -----------   -----------
NET REVENUES                 $  265,107   $    80,128  ($   10,770)C $   334,465

COST AND EXPENSES
  Cost of goods sold            133,650        48,076  (     6,046)C     175,680
  Selling, general and
    administrative              103,614        28,869  (     9,527)C     122,956
  Amortization of goodwill
    and non-compete
    agreements                    1,806         1,432        1,067 A       4,199
                                                       (       106)C
                             ----------   -----------  -----------   -----------
        Total                   239,070        78,377  (    14,612)      302,835
                             ----------   -----------  -----------   -----------

OPERATING INCOME (LOSS)          26,037         1,751        3,842        31,630


Other income (expense)              897   (     1,250)       1,250 C         897
Interest expense                  8,585         1,402        5,402 B      15,092
                                                       (       297)C
                             ----------   -----------  -----------   -----------

Income (loss) before
  income taxes                   18,349   (       901) (        13)       17,435
Provision (benefit) for
  income taxes                    6,639   (        14) (         5)        6,620
                             ----------   -----------  -----------   -----------

NET INCOME (LOSS)            $   11,710   ($      887) ($        8)  $    10,815
                             ==========   ===========  ===========   ===========

Weighted average number
  of shares outstanding          13,374                                   13,374
                             ==========                               ==========

NET INCOME (LOSS) PER
  SHARE:                     $      .88                               $      .81
                             ==========                               ==========

A - Amortize estimated goodwill of $42,677 over forty years.
B - Incremental interest expense on estimated $74,000 debt increase at 7.3% per annum.
C - Exclude results of operations related to The Rytex Company which was sold in May 1995.
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